                                                                    EXHIBIT 23.2


               Consent of Ernst & Young LLP, Independent Auditors


We consent to the reference to our firm under the caption "Experts" and to the use of our report dated September 25, 1996 with respect to the combined financial statements of TeamCare, Inc. at December 31, 1995 and 1994, and for each of the three years in the period ended December 31, 1995, incorporated by reference into the Registration Statement (Post-Effective Amendment No. 1 on Form S-8 to Form S-4) and related Prospectus of Vitalink Pharmacy Services, Inc. for the registration of 176,773 shares of its common stock.


                                                  ERNST & YOUNG LLP


Atlanta, Georgia
April 7, 1997